SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT


  This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT ("Second Amendment") is entered into on, and will be effective on, June 15, 1995, and is the second amendment to the Revolving Credit Agreement dated as of July 31, 1993, as amended by a First Amendment To Revolving Credit Agreement effective as of July 31, 1994, ("Agreement") by and among Ross Stores, Inc. ("Borrower"), each of the financial institutions listed in Schedule I to the Agreement, as amended from time to time, (such financial institutions being referred to in the Agreement and in this Second Amendment collectively as the "Banks" and individually as a "Bank"), and Wells Fargo Bank, National Association ("Wells Fargo"), as agent for the Banks (in such capacity, "Agent").


                               RECITALS

  WHEREAS Borrower has requested that Banks agree to modify the Agreement to extend the Maturity Date, modify certain covenants contained in Articles V and VI of the Agreement and amend the Agreement in certain other respects;

  WHEREAS, Banks have agreed to the above-referenced modifications;

  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. DEFINITIONS. All capitalized terms used herein and not defined herein shall have the respective meaning provided such terms in the Agreement.

  2. MATURITY DATE. Borrower and Banks agree that the Maturity Date shall be extended to July 31, 1998. To that end, the execution by Banks of this Second Amendment pursuant to the definition of Maturity Date in Article I of the Agreement, shall serve to extend the Maturity Date to July 31, 1998.

  3. USE OF FUNDS. Borrower and Banks agree that the proceeds of an Advance or a Loan under the Agreement may be used to repay Borrower's outstanding indebtedness under the Prior Credit Agreement and for Borrower's general corporate purposes instead of to repay Borrower's outstanding indebtedness under the Prior Credit Agreement and to provide working capital for Borrower. To that end, the sixth sentence of Section 2.2 of the Agreement is hereby deleted in it entirety and a new sixth sentence is hereby added to the Agreement as follows:

     "The proceeds of each Advance and each Loan shall be used
     (a) to repay all indebtedness (except with respect to the Existing Letters of Credit) outstanding as of the Closing Date under Borrower's revolving line of credit granted pursuant to the Prior Credit Agreement, and (b) for Borrower's general corporate purposes."

  4. LEVERAGE RATIO. Borrower and Banks agree that Section 5.8(b) of the Agreement shall be amended to include the following dates and ratios at the end of the chart listing "Date of Determination" and "Leverage Ratios":

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          "Date of Determination                   Leverage Ratio

     End of Third Quarter in Fiscal Year 1997          1.60

     December 31, 1997                                 1.20

     End of Fiscal Year 1997                           1.35

     End of First and Second Quarters in Fiscal        1.50
     Year 1998"

     In addition, "1997" shall be deleted from the last sentence of
Section 5.8(b) and "1998" shall be inserted in lieu thereof.

  5. FIXED CHARGE COVERAGE RATIO. Borrower and Banks agree that the pre-tax earnings covenant set forth in Section 5.8(c) of the Agreement shall be deleted in its entirety and a new Fixed Charge Coverage Ratio shall be added as Section 5.8(c) to the Agreement as follows:

     "5.8(c) Borrower will maintain at all times a Fixed Charge Coverage Ratio of at least 1.25:1. For purposes of this
     Section 5.8(c), "Fixed Charge Coverage Ratio" shall mean the sum of earnings before interest, taxes, depreciation and amortization, rent expense and lease expense to the sum of rent expense, lease expense, accrued income taxes, interest, excess dividends over $5,000,000 paid in the applicable calculation period and the current portion of long-term Debt, calculated on a rolling four quarter basis."

  6. APPLICABLE MARGIN. Borrower and Banks agree that the ratio of Debt to EBITDA which determines the Applicable Margin for LIBO Rate Advances will be increased (a) from less than .75 for the Applicable Margin of .375% to less than 1.25 for such Applicable Margin, (b) from
 .75 to 1.50 for the Applicable Margin of .50% to 1.25 to 1.75 for such Applicable Margin, and (c) from more than 1.50 for the Applicable Margin of .75% to more than 1.75 for such Applicable Margin. To that end, the definition of "Applicable Margin" in Section 1.1 of the Agreement is hereby deleted in its entirety and a new definition is hereby added to the Agreement as follows:

     "Applicable Margin" shall mean, with respect to each LIBO Rate Advance, .50% per annum during August 1994, and at all times thereafter the applicable percentage rate per annum set forth below in the column entitled "APPLICABLE MARGIN FOR LIBO RATE ADVANCES."

                                     APPLICABLE
                RATIO OF             MARGIN FOR
             DEBT TO EBITDA       LIBO RATE ADVANCES

               Less than 1.25           .375%
               1.25 to 1.75             .50%
               More than 1.75           .75%

     The ratio of Debt to EBITDA used to compute the Applicable Margin shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by Borrower to all the Banks pursuant to Section 5.3(c) of this Agreement. Changes in the Applicable Margin resulting from a change in the Debt to EBITDA Ratio shall become effective on the first day of the calendar month next following the calendar month in which each new Compliance Certificate is delivered to the Banks pursuant to Section 5.3(c) of this Agreement. If Borrower fails to deliver any Compliance Certificate as required pursuant to Section 5.3(c) of this Agreement, the Applicable Margin from and including the first day of the calendar month next following the calendar month in which Borrower was required to deliver the missing Compliance Certificate until the first day of the calendar month next following the calendar month in which Borrower does deliver such Compliance Certificate shall conclusively be presumed to equal the highest Applicable Margin set forth above."

  7. COMMITMENT FEE RATE. Borrower and Banks agree that the ratio of Debt to EBITDA which determines the Commitment Fee Rate will be increased (a) from less than .75 for the Commitment Fee Rate of .15% to less than 1.25 for such Commitment Fee Rate, (b) from .75 to 1.50 for the Commitment Fee Rate of .175% to 1.25 to 1.75 for such Commitment Fee Rate, and (c) from more than 1.50 for the Commitment Fee Rate of .20% to more than 1.75 for such Commitment Fee Rate. To that end, the definition of "Commitment Fee Rate" in Section 1.1 of the Agreement is hereby deleted in its entirety and a new definition is hereby added to the Agreement as follows:

     "Commitment Fee Rate" shall mean .175% per annum during August 1994 and thereafter the applicable percentage rate per annum set forth below in the column entitled "COMMITMENT
     FEE RATE."

               RATIO OF              COMMITMENT
             DEBT TO EBITDA           FEE RATE

               Less than 1.25           .15%
               1.25 to 1.75             .175%
               More than 1.75           .20%

     The ratio of Debt to EBITDA used to compute the Commitment Fee Rate shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by Borrower to all the Banks pursuant to Section 5.3(c) of this Agree ment. Changes in the Commitment Fee Rate resulting from a change in the Debt to EBITDA Ratio shall become effective on the first day of the calendar month next following the calendar month in which each new Compliance Certificate is delivered to the Banks pursuant to Section 5.3(c) of this Agreement. If Borrower fails to deliver any Compliance Certificate as required pursuant to Section 5.3(c) of this Agreement, the Commitment Fee Rate from and including the first day of the calendar month next following the calendar month in which Borrower was required to deliver the missing Compliance Certificate until the first day of the calendar month next following the calendar month in which Borrower does deliver such Compliance Certificate shall conclusively be presumed to equal the highest Commitment Fee Rate set forth above."

  8. ADVANCES AND LOANS BETWEEN THANKSGIVING DAY AND JANUARY 25. Borrower and Banks agree that Advances and Loans may be made and outstanding during the days between the Friday immediately following Thanksgiving Day and the immediately following January 25 in each of Borrower's fiscal years. To that end, subsection (a) of Section 2.6 of the Agreement is hereby deleted in its entirety and a new Section 2(a) is hereby added to the Agreement as follows:

       "(a) Borrowing and Repayment. Borrower may from time to time from the Closing Date up to, but not including, the Maturity Date borrow Advances and Loans, partially or wholly repay its outstanding Advances and Loans and reborrow Advances and Loans, subject to all of the limitations, terms and conditions contained in this Agreement; provided, however, that the total outstanding borrowings at any time under the Revolving Credit, whether as Advances or Loans or undrawn amounts under outstanding Letters of Credit, shall at no time exceed the Total Commitments at such time."

  9. FIXED ASSETS. Borrower and Banks agree that Section 6.4 (c) shall be deleted from the Agreement in its entirety and a new Section 6.4(c) shall be added to the Agreement as follows:

     "(c)  additional expenditures not included by Borrower under
     Section 6.4(a) hereof, in amounts not to exceed an aggregate of $10,000,000 for future expansion of Borrower's East Coast or West Coast distribution and warehouse facilities or construction of a completely new distribution and warehouse facility."


  10. LOANS. Borrower and Banks agree to add a new sentence to the end of Section 6.5 of the Agreement. To that end, the following sentence shall be added to the end of Section 6.5:

     "Notwithstanding the foregoing, Borrower shall be permitted to make a loan to the landlord of Borrower's West Hollywood, California store location in a principal amount not to exceed $3,500,000."

  11. REPRESENTATIONS AND WARRANTIES. In order to induce Banks to enter into this Second Amendment and to amend the Agreement in the manner provided in this Second Amendment, Borrower hereby represents and warrants that (a) the representations and warranties contained in
Article IV of the Agreement are true and correct on the date of this Second Amendment, with the same effect as though such representations and warranties had been made on and as of such date, and (b) no Event of Default, as specified in Section 7.1 of the Agreement, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, has occurred, is continuing or is existing on the date of this Second Amendment.

  12. AGREEMENT OTHERWISE UNALTERED. Except as expressly modified by this Second Amendment, the Agreement shall continue to be and shall remain in full force and effect.

  13. GOVERNING LAW. The validity, construction and effect of this Second Amendment shall be governed by, and be construed under, the laws of the State of California.

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  14.  COUNTERPARTS.  This Second Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts (provided that Borrower shall execute each counterpart), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

  IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment by their duly authorized officers as of the day and year first above written.

                              ROSS STORES, NC.


                              By:    /s/ Earl Benson

                              Title: Sr. Vice President and
                                     Chief Financial Officer


                              WELLS FARGO BANK,
                                NATIONAL ASSOCIATION,
                                individually and as Agent


                              By:    /s/ Alan Barkley

                              Title:     Vice President


                              BANK OF AMERICA, N.T. & S.A.


                              By:    /s/ Jean A. Brinkmann

                              Title:    Vice President

                              NATIONSBANK OF TEXAS, N.A.


                              By:    /s/ Brooke Bauer

                              Title: Vice President



                              BANQUE NATIONALE DE PARIS


                              By:  /s/  Judith A. Dowling /s/ Katherine Wolfe

                              Title: Vice President         Vice President